                                                                    EXHIBIT 13.2

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Fletcher Challenge Forests Limited (the "Company"), hereby certifies that, to the best of his knowledge, the Company's Annual Report on Form 20-F for the fiscal year ended June 30, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 4, 2003                       /s/ Ian Robert Boyd
                                              ----------------------------------
                                                           Name: Ian Robert Boyd
                                            Title: Joint Chief Executive Officer
                                                     and Chief Operating Officer